Exhibit 99.1

PRESS RELEASE

deltathree Announces Agreement to Provide Digital Voice and Video Phone Services to WorldGate Communications

Contract Further Launches Deltathree’s Expansion into the Digital Voice and Video Phone Service Provider Enabling Market

New York, NY – October 16, 2009 – deltathree, Inc. (OTCBB: DDDC.OB), a well-known provider of Voice over Internet Protocol (VoIP) hosted communications solutions for service providers, resellers and end-users, today announced a new service provider agreement with WorldGate Communications, Inc. (OTCBB: WGAT.OB), a leading provider of next generation video phones.  Under the terms of the agreement, deltathree will provide comprehensive digital voice and video services to WorldGate.

Mr. Effi Baruch, interim Chief Executive Officer and President, and Senior Vice President of Operations and Technology of deltathree, stated, “Our new service provider agreement with WorldGate marks deltathree’s further expansion into the global digital voice and video phone service provider enabling market. With worldwide demand for integrated voice and video communications continuing to rise, supported by the widespread availability of broadband Internet access, deltathree stands well positioned to help leading companies like WorldGate deploy complete end-to-end digital voice and video solutions. As companies look for new revenue generating opportunities, deltathree offers customers the ability to customize, implement and rapidly launch digital next generation communications offerings, with minimal risk and investment. We look forward to working with the WorldGate team as together we offer their subscribers high quality, affordable digital voice and video services.”

George E. Daddis, Jr., Chief Executive Officer of WorldGate, stated, “With deltathree’s highly experienced team, scalable network and operations support system capabilities, we are able to offer an end-to-end customer solution that is groundbreaking in its simplicity, quality and marketability. What our partners and their customers really want is differentiation among telecommunication service offerings—and now they can get it with stunning, true-to-life video communications.”

In addition to supplying the digital voice and video phone service, deltathree will offer WorldGate a full spectrum of service provider back-end support services, including network management, billing, provisioning, eCommerce as well as custom web and application development.  Currently targeted for launch in the fourth quarter of 2009, the digital voice and video phone service will be provided in the United States.

About WorldGate

WorldGate (OTCBB: WGAT.OB) is a leading provider of digital voice and video phone services and next generation video phones. In addition to offering the latest in video technology, WorldGate also provides a turn-key communication services platform supplying complete back-end support services with best-in-class customer service.  WorldGate designs and develops innovative digital video phones featuring high quality, real-time, two-way video. This unique combination of functional design, advanced technology and use of IP broadband networks provides true-to-life video communication. As a result, WorldGate brings family and friends closer together by offering a new way to experience communication—through an immediate video connection allowing them to instantly hear and see each other for a face-to-face conversation. For more information, please visit www.wgate.com.

About deltathree, Inc.

Founded in 1996, deltathree, Inc. is a provider of integrated Voice over Internet Protocol (VoIP) telephony services, products, hosted solutions and infrastructure. deltathree offers high quality Internet telephony solutions that are viable and cost-effective alternatives to traditional telephone services. Supporting tens of thousands of active users around the world, deltathree serves customers through its two primary distribution channels: the service provider and reseller channel and the direct-to-consumer channel. deltathree's advanced solutions offer resellers and service providers a full spectrum of private label VoIP products and services, as well as a back-office suite of services. Utilizing advanced Session Initiation Protocol (SIP) technology, deltathree provides all the components to support a complete VoIP service deployment. deltathree's direct-to-consumer channel consists of the iConnectHere direct-to-consumer offering and joip, which powers the VoIP service of Panasonic's Globarange hybrid phone.

For more information about deltathree, please visit: www.deltathree.com.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's and WorldGate’s business and prospects and cause actual results to differ materially from these forward-looking statements.  Except as required under the federal securities laws and the rules and regulations of the SEC, neither deltathree nor WorldGate has any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions or otherwise.

Investor Relations Contact:	Company Contact:
Erik Knettel	Ziv Zviel
Grayling	Chief Financial Officer and Treasurer
1-646-284-9415	1-212-500-4850
ir@deltathree.com	ziv.zviel@deltathree.com

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